Exhibit 99.1






FIRST EMPIRE STATE CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST

Financial Statements and Additional Information
December 31, 1995 and 1994

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                 FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION



INDEX
-----
                                                                           Page


Report of independent accountants                                            3

Financial statements:
  Statement of net assets available for plan benefits as of
     December 31, 1995 and 1994                                              4
  Statement of changes in net assets available for plan benefits
     for the years ended December 31, 1995 and 1994                          5
  Notes to financial statements                                              6
  Exhibit I - Allocation of net assets available
     for plan benefits to investment programs as of
     December 31, 1995 and 1994                                             11
  Exhibit II - Allocation of changes in net assets
     available for plan benefits to investment programs
     for the years ended December 31, 1995 and 1994                         13

Additional information:
  Schedule I - Schedule of assets held for investment
     at December 31, 1995                                                   15
  Schedule II - Schedule of transactions in excess of 5% of
     fair value of plan assets for the year ended
     December 31, 1995                                                      21

REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and Administrative Committee of the First Empire State Corporation
Retirement Savings Plan and Trust


We have audited the accompanying statement of net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust (the Plan) as of December 31, 1995 and 1994 and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph of this report present fairly, in all material respects, the net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust at December 31, 1995 and 1994, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PRICE WATERHOUSE LLP




Buffalo, New York
March 5, 1996

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS



                                                              December 31
                                                              -----------
                                                         1995              1994
                                                         ----              ----
Assets

Cash                                                 $   416,238           7,745

Investments, at current value:
   Short-term investments (cost: $10,966,751 and
     $10,272,904)                                     10,966,751      10,272,904
   Common stock (cost: $36,061,617 and $27,071,735)   60,674,151      34,666,101
   U.S. government and agency obligations (cost:
     $2,865,307 and $2,728,247)                        3,039,237       2,676,365
   Corporate bonds (cost: $2,734,371 and $1,421,332)   2,882,910       1,272,057
   Loans to participants (cost: $2,648,774 and
     $1,827,121)                                       2,648,774       1,827,121
                                                     -----------      ----------

       Total investments                              80,211,823      50,714,548

Receivables:
   Due from broker                                       510,272             -
   Employee contributions                                142,337         115,283
   Employer contributions                                 82,967          74,746
   Interest and dividends                                131,674          73,587
                                                     -----------      ----------

       Total receivables                                 867,250         263,616
                                                     -----------      ----------
       Total assets                                   81,495,311      50,985,909


Liabilities

Due to broker                                            602,999         402,427
                                                     -----------      ----------



Net assets available for plan benefits               $80,892,312      50,583,482
                                                     ===========      ==========












See accompanying notes to financial statements.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS



                                                          Year ended December 31
                                                          ----------------------
                                                           1995          1994
                                                           ----          ----
Additions to net assets available for plan benefits

Net investment income (loss):
   Interest                                            $ 1,218,874      757,426
   Dividends                                               800,895      594,285
   Net realized gain (loss) on sale of investments         407,654     (172,473)
   Net appreciation (depreciation) in current
     value of investments                               17,934,774   (1,378,257)
                                                       -----------   ----------

         Total net investment income (loss)             20,362,197     (199,019)

Contributions:
   Employee                                             12,302,507    5,867,384
   Employer                                              4,085,991    3,503,858
                                                       -----------   ----------

         Total contributions                            16,388,498    9,371,242
                                                       -----------   ----------


                                                        36,750,695    9,172,223

Deductions from net assets available for plan benefits

Benefit payments to participants                        (6,441,865)  (2,542,953)
                                                       -----------   ----------


Net increase in net assets available for plan
   benefits                                             30,308,830    6,629,270

Net assets available for plan benefits at
   beginning of year                                    50,583,482   43,954,212
                                                       -----------   ----------

Net assets available for plan benefits at
   end of year                                         $80,892,312   50,583,482
                                                       ===========   ==========



See accompanying notes to financial statements.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                          Notes to Financial Statements


1.    Description of plan

General

The following description of the First Empire State Corporation Retirement Savings Plan and Trust ("the Plan") is provided for general information purposes and is qualified in its entirety by reference to the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Eligibility and participation

The Plan is a defined contribution plan and exists for the benefit of permanent employees of First Empire State Corporation and its subsidiaries ("the Company"). Persons who are at least 21 years of age and have completed 12 months of continuous service are eligible to participate in the Plan. Eligible employees may elect to participate effective the first day of any January, April, July or October subsequent to meeting the eligibility criteria.

Administration

The Plan is administered by a committee ("Administrative Committee") which is appointed by the Board of Directors of Manufacturers and Traders Trust Company ("M&T Bank"), a wholly owned subsidiary of First Empire State Corporation ("First Empire"). The assets of the Plan are held by M&T Bank, as Trustee. Watson Wyatt Worldwide Company, an actuarial and consulting firm, provides recordkeeping services on an individual participant basis to the Plan.

The Board of Directors of M&T Bank has the right to terminate, amend or modify the Plan at any time subject to the Plan provisions. Upon Plan termination, participants will receive the assets allocated to their accounts.

Contributions

Contributions to the Plan are made by participants through salary reduction and by the Company through employer matching contributions. Effective October 1, 1995, participants may elect to reduce their compensation by a specified whole percentage not to exceed 10%, subject to certain limitations under Section 401(k) and Section 415 of the Internal Revenue Code. Prior thereto the maximum contribution by participants was limited to 8% of compensation. The Company remits to the Plan on behalf of each participant the amount by which the participant's compensation is reduced. In addition, the Company makes an employer matching contribution in an amount equal to 75% of the participant's contribution limited to 4.5% of the participant's compensation. Compensation is generally defined in the Plan to mean a participant's base salary for the calendar year excluding any form of additional compensation. Effective April 1, 1995 compensation has been redefined to include 75% of participants' sales commissions. Generally, total annual employee contributions may not exceed the lesser of 25% of compensation, as defined in the Internal Revenue Code, or $30,000, adjusted for inflation. An individual participant's pre-tax contribution was limited to $9,240 in both 1995 and 1994. Contributions above this limit were treated as post-tax contributions.

Participants' accounts, including all salary reduction contributions, employer matching contributions and increments thereon are at all times fully vested and nonforfeitable.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                          Notes to Financial Statements




Investment programs

Participants may invest their salary reduction contributions in the common stock of First Empire ("First Empire stock fund"), equity securities other than those of First Empire ("diversified equity fund"), short-term fixed income securities other than those of First Empire ("money-market fund") or long-term fixed income securities other than those of First Empire ("bond fund") in increments of 25%. A separate account is maintained for each participant's interest in each fund. There were 3,009 participants in the First Empire stock fund, 2,650 in the diversified equity fund, 1,615 in the money-market fund and 1,444 in the bond fund at December 31, 1995. A total of 3,609 employees of the Company were active participants in the Plan at December 31, 1995. The allocation of net assets available for Plan benefits to investment programs and allocation of changes in net assets available for Plan benefits to investment programs are set forth in
Exhibit I and II, respectively.

On January 1, April 1, July 1 and October 1 of each year, participants may, in accordance with the rules of the Plan, transfer existing balances among the available investment funds, reduce or increase the percentage of salary reduction elected and/or redirect their current salary reduction contributions into different funds. Contributions may be suspended at any time.

Employer matching contributions

Employer matching contributions are invested in the above funds in the same proportion as elected by the participants.

Loans to participants

Upon written application to the Administrative Committee, participants may borrow from their account an amount not to exceed the lesser of (1) 50% of the participant's vested account balance as of the most recent valuation date or (2) $50,000 reduced by the participant's highest outstanding loan balance in the twelve months prior to the date of loan origination. The minimum loan amount is $1,000. Loans bear interest at one percentage point above prime as designated by M&T Bank and are repaid in equal installments through after-tax payroll deductions for a period of up to five years.

Withdrawals and distributions

A participant undergoing financial hardship may make withdrawals from the Plan while employed by the Company, subject to Plan limitations. Upon termination of employment for any reason, participants are entitled to a distribution of the full amount of individual account balances as of the revaluation date immediately following such termination of service.

Unless the participant elects otherwise, distribution of the full amount of the participant's account balance will be made no later than 60 days after the close of the calendar year in which the last of the following occurs: (a) the participant attains age 65; (b) the tenth anniversary of the year in which participation began; or (c) the participant terminates service with the Company. The participant may elect to defer distribution of either the minimum required under Internal Revenue Code Section 401 (a)(9) or the entire balance, until no later than April 1 of the calendar year following the year in which age 70-1/2 is attained.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                    Notes to Financial Statements, continued





2.    Summary of significant accounting policies

Basis of accounting

The accounts of the Plan are maintained on the accrual basis.

Investments

Investments are reported on a current value basis. Investments of the First Empire stock fund, diversified equity fund, money-market fund and bond fund are traded on national securities exchanges and are valued using the last reported sales price prior to the close of the Plan year. Investments representing 5% or more of net assets available for plan benefits at December 31, 1995 and 1994 consisted of the common stock of First Empire and the Vision Group of Funds, Inc. Money Market Fund. Loans to participants are valued by the Administrative Committee as no active market exists for such loans. The loans, which are fully secured by a portion of the participant's vested benefits, were determined to have a current value which approximates the outstanding principal balance of the loans at both December 31, 1995 and 1994.

Investment income of the First Empire stock fund, diversified equity fund, money-market fund and bond fund is allocated to participants based on their proportionate share of the net assets of the respective investment fund. Interest income on loans to participants is allocated to participants based on their respective loan agreement.

Benefit payments to participants

Benefit payments to participants are recorded when paid.

Net assets available for plan benefits and benefit payments to participants reported on Internal Revenue Service Form 5500 differ from the amounts included in the financial statements by amounts payable to participants who have elected to make withdrawals from the Plan. Such amounts were $788,297 and $680,492 at December 31, 1995 and 1994, respectively.

Administrative expenses

Expenses related to administration of the Plan are paid by the Company. Brokerage commissions, transfer taxes and similar costs of acquiring or selling securities are paid by the Plan. The Plan incurred brokerage commissions in 1995 and 1994 totaling $32,108 and $18,639, respectively. These amounts have been included in the statement of changes in net assets available for plan benefits in net realized gain or loss on sale of investments for securities sold and net appreciation or depreciation in fair market value of investments for securities acquired during the year.

3.    Income taxes

The Internal Revenue Service issued a favorable determination letter in 1995 regarding the qualified and tax-exempt status of the Plan under Sections 401 and 501 of the Internal Revenue Code. Subsequent to receipt of the favorable determination letter the Plan was amended. The Administrative Committee is of the opinion that these amendments do not affect the qualified and tax-exempt status of the Plan, and accordingly, no provision has been made for income taxes.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                    Notes to Financial Statements, continued


3.    Income taxes, continued

Participants are not subject to Federal or state income tax on employer matching contributions and pre-tax participant salary reduction contributions until such contributions are withdrawn or distributed. Participants are also not subject to Federal or state income tax on the earnings and appreciation of the assets of the Plan until such amounts are withdrawn or distributed.

4.    Plan amendments

Effective July 1, 1994, the Plan was amended to allow eligible part-time employees to participate in the Plan.

During 1995, the Plan was amended to (i)define compensation as prescribed by the Internal Revenue Code, specifically with respect to the maximum compensation allowed for a retirement plan, (ii) include 75% of participants' sales commissions and, (iii)change the required distribution to participants who attain the age of 70-1/2 years of age.

During 1995, the Plan was also amended to add special eligibility and benefit provisions for employees of certain entities acquired by the Company in 1994 and 1995 and to accept the transfer of assets associated with account balances of such employees. Such asset transfers totaled $5,337,797, and have been included in employee contributions.



5.    Related party transactions

During 1995, the Plan acquired in the open market, in 35 transactions, 26,360 shares of First Empire common stock at a cost of $4,694,547. The Plan disposed of, in 18 transactions, 18,354 shares of First Empire common stock which resulted in proceeds of $2,704,890 and realized gains of $247,266. In addition, 198,094 shares of First Empire common stock with a total cost of $21,556,170 and a fair market value of $43,184,492 were held at December 31, 1995.

During 1994, the Plan acquired in the open market, in 27 transactions, 28,667 shares of First Empire common stock at a cost of $4,218,308. The Plan disposed of, in 16 transactions, 4,308 shares of First Empire common stock which resulted in proceeds of $636,446 and realized gains of $27,909. In addition, 190,088 shares of First Empire common stock with a total cost of $18,722,361 and a fair market value of $25,851,968 were held at December 31, 1994.

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                    Notes to Financial Statements, continued





6.    Net realized gain (loss) on sale of investments

Net realized gain (loss) on sale of investments is comprised of the following:

                                                                                       Net
                                                                                    realized
                                                         Total        Basis of        gain
                                                       proceeds      assets sold     (loss)
                                                       --------      -----------    --------
For the year ended December 31, 1995:
      First Empire common stock                       $2,704,890       2,457,624    $ 247,266
      Other common stock                               1,177,993       1,105,936       72,057
      U.S. government and agency
       obligations                                     1,298,388       1,294,697        3,691
      Corporate bonds                                  1,141,819       1,057,179       84,640
                                                      ----------       ---------    ---------
                                                      $6,323,090       5,915,436    $ 407,654
                                                      ==========       =========    =========

For the year ended December 31, 1994:
      First Empire common stock                       $  636,446         608,537    $  27,909
      Other common stock                                 841,304         971,810     (130,506)
      U.S. government and agency
       obligations                                     2,950,220       3,014,217      (63,997)
      Corporate bonds                                    586,968         592,847       (5,879)
                                                      ----------       ---------    ---------
                                                      $5,014,938       5,187,411    $(172,473)
                                                      ==========       =========    =========

In accordance with the requirements of ERISA, the basis of assets sold is equal to either the fair market value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.

7.    Net appreciation in current value of investments

Net appreciation in current value of investments is comprised of the following:

                                           Current         Basis of
                                          value at       assets held
                                           end of          at end             Net
                                           period         of period      appreciation
                                           ------         ---------      ------------
For the year ended December 31, 1995:
       First Empire common stock        $43,184,492        28,088,891     $15,095,601
       Other common stock                17,489,659        15,026,953       2,462,706
       U.S. government and agency
         obligations                      3,039,237         2,819,712         219,525
       Corporate bonds                    2,882,910         2,725,968         156,942
                                                                          -----------
                                                                          $17,934,774
                                                                          ===========
For the year ended December 31, 1994:
      First Empire common stock          $25,851,968       26,936,127     $(1,084,159)
      Other common stock                   8,814,133        8,800,943          13,190
      U.S. government and agency
        obligations                        2,676,365        2,821,767        (145,402)
      Corporate bonds                      1,272,057        1,433,943        (161,886)
                                                                          -----------
                                                                          $(1,378,257)
                                                                          ===========

In accordance with the requirements of ERISA, the basis of assets held at end of period is equal to either the fair market value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.

                                                                      Exhibit I

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS DECEMBER 31, 1995




                                        First Empire   Diversified        Money-          Bond        Participant
                                         stock fund    equity fund     market fund        fund        loan account        Total
                                         ----------    -----------     -----------        ----        ------------        -----
Assets

Cash                                   $   139,803         171,515          49,807          55,113            -        $   416,238

Investments, at current value
   (cost: $21,835,971, $14,785,478,
   $10,350,413, $5,656,184 and
   $2,648,774):
  Short-term investments                   279,801         280,031      10,350,413          56,506            -         10,966,751
  Common stock                          43,184,492      17,489,659             -               -              -         60,674,151
  U.S. government and agency
    obligations                                -               -               -         3,039 237            -          3,039,237
  Corporate bonds                              -               -               -         2,882,910            -          2,882,910
  Loans to participants                        -               -               -               -        2,648,774        2,648,774
                                       -----------      ----------      ----------       ---------      ---------      -----------
         Total investments              43,464,293      17,769,690      10,350,413       5,978,653      2,648,774       80,211,823

Receivables:
  Due from broker                              -           510,272             -               -              -            510,272
  Employee contributions                    66,266          48,915          15,044          12,112            -            142,337
  Employer contributions                    37,786          28,419           9,359           7,403            -             82,967
  Interest and dividends                       -            19,590             -           112,084            -            131,674
                                       -----------      ----------      ----------       ---------      ---------      -----------
         Total receivables                 104,052         607,196          24,403         131,599            -            867,250
                                       -----------      ----------      ----------       ---------      ---------      -----------

         Total assets                   43,708,148      18,548,401      10,424,623       6,165,365      2,648,774       81,495,311


Liabilities

Due to broker                              416,479         186,520             -               -              -            602,999
                                       -----------      ----------      ----------       ---------      ---------      -----------

Net assets available for
 plan benefits                         $43,291,669      18,361,881      10,424,623       6,165,365      2,648,774      $80,892,312
                                       ===========      ==========      ==========       =========      =========      ===========

                                                                      Exhibit I
                                                                     (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS DECEMBER 31, 1994
--------------------------------------------------------------------------------


                                      First Empire     Diversified         Money-            Bond      Participant
                                       stock fund      equity fund      market fund          fund      loan account        Total
                                       ----------      -----------      -----------          ----      ------------        -----
Assets

Cash                                  $       635             1,761           5,349             -              -        $     7,745

Investments, at current value
   (cost: $19,011,941, $9,618,466,
   $8,700,528, $4,163,283 and
   $1,827,121):
  Short-term investments                  289,580         1,269,092       8,700,528          13,704            -         10,272,904
  Common stock                         25,851,968         8,814,133             -               -              -         34,666,101
  U.S. government and agency
    obligations                               -                 -               -         2,676,365            -          2,676,365
  Corporate bonds                             -                 -               -         1,272,057            -          1,272,057
  Loans to participants                       -                 -               -               -        1,827,121        1,827,121
                                      -----------        ----------       ---------       ---------      ---------      -----------
         Total investments             26,141,548        10,083,225       8,700,528       3,962,126      1,827,121       50,714,548

Receivables:
  Employee contributions                   54,185            33,035          16,579          11,484            -            115,283
  Employer contributions                   34,628            21,524          10,975           7,619            -             74,746
  Interest and dividends                      -              19,939             -            53,648            -             73,587
                                      -----------        ----------       ---------       ---------      ---------      -----------
         Total receivables                 88,813            74,498          27,554          72,751            -            263,616
                                      -----------        ----------       ---------       ---------      ---------      -----------

         Total assets                  26,230,996        10,159,484       8,733,431       4,034,877      1,827,121       50,985,909


Liabilities

Due to broker                             288,011           114,416             -               -              -            402,427
                                      -----------        ----------       ---------       ---------      ---------      -----------

Net assets available for
 plan benefits                        $25,942,985        10,045,068       8,733,431       4,034,877      1,827,121      $50,583,482
                                      ===========        ==========       =========       =========      =========      ===========

                                                                      Exhibit II

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS YEAR ENDED DECEMBER 31, 1995
-------------------------------------------------------------------------------

                                  First Empire         Diversified        Money-           Bond        Participant
                                   stock fund          equity fund      market fund        fund        loan account       Total
                                   ----------          -----------      -----------        ----        ------------       -----
Additions to net assets available
 for plan benefits

Net investment income:
  Interest                           $    8,597            85,633         598,516         348,862        177,266      $ 1,218,874
  Dividends                             472,705           328,190             -               -              -            800,895
  Net realized gain on sale
    of investments                      247,266            72,057             -            88,331            -            407,654
  Net appreciation in current
    value of investments             15,095,601         2,462,706             -           376,467            -         17,934,774
                                    -----------         ---------         ---------     ---------        -------      -----------
      Total net investment income    15,824,169         2,948,586         598,516         813,660        177,266       20,362,197

Contributions:
  Employee                            4,057,000         3,804,600       2,811,267       1,447,587        182,053       12,302,507
  Employer                            1,845,451         1,271,596         566,642         402,302            -          4,085,991
                                    -----------         ---------         ---------     ---------        -------      -----------
      Total contributions             5,902,451         5,076,196       3,377,909       1,849,889        182,053       16,388,498
                                    -----------         ---------         ---------     ---------        -------      -----------
                                     21,726,620         8,024,782       3,976,425       2,663,549        359,319       36,750,695

Deductions from net assets
  available for plan benefits

Benefit payments to participants     (3,327,544)         (959,098)     (1,700,477)       (454,746)           -         (6,441,865)


Interfund transfers

Loans, net of repayments                114,927          (210,555)       (405,607)       (138,365)       639,600              -
Reallocation of investments -
  additions (deductions)             (1,165,319)        1,461,685        (179,150)         60,050       (177,266)             -
                                    -----------         ---------         ---------     ---------        -------      -----------
                                     (1,050,392)        1,251,130        (584,757)        (78,315)       462,334              -
                                    -----------         ---------         ---------     ---------        -------      -----------
Net increase in net
  assets available for plan
  benefits                          $17,348,684         8,316,814        1,691,191      2,130,488        821,653      $30,308,830
                                    ===========         =========        =========      =========        =======      ===========

                                                                      Exhibit II
                                                                     (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENERITS TO INVESTMENT PROGRAMS YEAR ENDED DECEMBER 31, 1994
-------------------------------------------------------------------------------



                                     First Empire       Diversified        Money-          Bond        Participant
                                      stock fund        equity fund     market fund        fund        loan account        Total
                                      ----------        -----------     -----------        ----        ------------        -----
Additions to net assets available
 for plan benefits

Net investment income (loss):
  Interest                            $    4,842            54,079         327,280         249,906        121,319        $ 757,426
  Dividends                              390,346           203,939             -               -              -            594,285
  Net realized gain (loss) on sale
    of investments                        27,909          (130,506)            -           (69,876)           -           (172,473)
  Net appreciation (depreciation)
    in current value of investments   (1,084,159)           13,190             -          (307,288)           -         (1,378,257)
                                       ---------         ---------       ---------         -------        -------        ---------
      Total net investment
       income (loss)                    (661,062)          140,702         327,280        (127,258)       121,319         (199,019)

Contributions:
  Employee                             2,871,120         1,568,523         833,610         594,131            -          5,867,384
  Employer                             1,693,096           937,858         488,403         384,501            -          3,503,858
                                       ---------         ---------       ---------         -------        -------        ---------
      Total contributions              4,564,216         2,506,381       1,322,013         978,632            -          9,371,242
                                       ---------         ---------       ---------         -------        -------        ---------
                                       3,903,154         2,647,083       1,649,293         851,374        121,319        9,172,223


Deductions from net assets
  available for plan benefits

Benefit payments to participants      (1,227,268)         (439,535)       (659,549)       (216,601)           -         (2,542,953)


Interfund transfers

Loans, net of repayments                 190,046          (125,915)       (317,862)        (58,201)       311,932              -
Reallocation of investments -
  additions (deductions)                (395,493)        1,181,233        (111,339)       (553,082)      (121,319)             -
                                      ----------         ---------         -------         -------        -------         ---------
                                        (205,447)        1,055,318        (429,201)       (611,283)       190,613              -
                                      ----------         ---------         -------         -------        -------         ---------

Net increase in net
  assets available for plan
  benefits                            $2,470,439         3,262,866         560,543          23,490        311,932      $ 6,629,270
                                      ==========         =========         =======          ======        =======      ===========

                                                                      Schedule I

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

Schedule of Assets Held for Investment
December 31, 1995






                                      Number of
                                      shares or
                                      principal                      Total            Current value
Name and title of issue                amount          Unit cost     cost         Per unit              Total
-----------------------               ---------        ---------     -----        --------              -----

Short-term investments

  Vision Group of Funds, Inc. Money
    Market Fund                        10,966,751      $   1.000     $10,966,751       $  1.000      $10,966,751
                                                                     -----------                     -----------

      Total short-term investments                                   $10,966,751                     $10,966,751
                                                                     -----------                     -----------


Common stock

Consumer products and services:
  Ball Corporation                          9,500         28.633         272,012         27.750          263,625
  CPC International Inc.                    6,000         46.777         280,659         68.625          411,750
  Dow Jones & Co.                           6,300         31.227         196,731         39.875          251,212
  Dun & Bradstreet Companies, Inc.          4,800         54.771         262,900         64.750          310,800
  First Brands Corporation                  7,000         32.823         229,762         47.625          333,375
  General Mills                             4,000         46.926         187,702         57.750          231,000
  Harcourt General Inc.                     6,700         35.518         237,968         41.875          280,562
  Limited Inc.                             15,000         20.088         301,312         17.125          256,875
  Masco Corp.                               8,000         28.671         229,365         31.375          251,000
  McGraw Hill Inc.                          1,700         66.444         112,954         87.125          148,113
  Pep Boys Manny Moe & Jack                13,000         26.870         349,310         25.625          333,125
  Quaker State Corp.                       26,500         14.384         381,166         12.750          337,875
  Reader's Digest Association Inc.          3,800         46.640         177,231         51.250          194,750
  Stride Rite Corp.                        22,500         12.913         290,549          7.375          165,938
  U.S. West Media Group                    11,500         17.501         201,261         19.000          218,500
                                                                     -----------                     -----------

      Total consumer products and services                             3,710,882                       3,988,500
                                                                     -----------                     -----------

                                                                      Schedule I
                                                                     (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

Schedule of Assets Held for Investment
December 31, 1995
-------------------------------------------------------------------------------


                                              Number of
                                              shares or
                                              principal                        Total               Current value
Name and title of issue                        amount        Unit cost         cost          Per unit         Total
-----------------------                        ------        ---------         ----          --------         -----

Common stock (continued)

Energy:
  AMOCO Corp.                                      4,000       $ 62.995       $ 251,980       $ 71.500        $ 286,000
  Coastal Corp.                                    6,000         27.995         167,970         37.000          222,000
  Nabors Industries, Inc.                         25,500          8.495         216,622         11.250          286,875
  Ku Energy                                        9,500         28.015         266,140         30.000          285,000
  Schlumberger Limited                             5,000         57.523         287,613         69.250          346,250
  Ultramar Corp.                                  13,500         21.378         288,603         25.750          347,625
  Unocal Corp.                                    13,500         27.284         368,328         29.125          393,188
  Wicor Inc.                                      10,300         29.143         300,171         32.250          332,175
                                                                            -----------                     -----------

      Total energy                                                            2,147,427                       2,499,113
                                                                            -----------                     -----------

Financial:
  American International Group Inc.                2,100         44.004          92,408         92.500          194,250
  Federal National Mortgage Association            1,700         71.011         120,719        123.875          210,588
  First Colony Corp                               10,000         24.719         247,190         25.375          253,750
  First Empire State Corporation*                198,094        108.818      21,556,170        218.000       43,184,492
  General Reinsurance Corp.                        1,500        117.946         176,919        155.000          232,500
  ITT Hartford                                     6,000         48.878         293,270         48.375          290,250
  Morgan, JP & Company, Inc.                       2,200         65.957         145,105         80.250          176,550
                                                                            -----------                     -----------

      Total financial                                                        22,631,781                      44,542,380
                                                                            -----------                     -----------

Health care:
  Johnson & Johnson Co.                            1,200         48.798          58,558         85.500          102,600
  Merck & Co., Inc.                                1,500         51.539          77,309         65.625           98,438
  Mylan Laboratories, Inc.                         3,750         12.664          47,491         23.500           88,125
  Perrigo Co.                                     29,000         12.659         367,125         11.875          344,375
                                                                            -----------                     -----------

      Total health care                                                         550,483                         633,538
                                                                            -----------                     -----------



* See note 5 to the financial statements

                                                                      Schedule I
                                                                     (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

Schedule of Assets Held for Investment
December 31, 1995


                                          Number of
                                          shares or
                                          principal                        Total               Current value
Name and title of issue                     amount       Unit cost         cost          Per unit         Total
-----------------------                     ------       ---------         ----          --------         -----

Common stock (continued)

Industrials:
  Aluminum Company of America                  3,500   $     37.343    $    130,702    $    52.875    $     185,062
  Avnet, Inc.                                  4,800         33.063         158,701         44.750          214,800
  Barrick Gold Corp.                           6,000         25.074         150,445         26.375          158,250
  Commercial Metals Co.                       15,666         22.519         352,788         24.750          387,733
  Cooper Industries Inc.                       7,600         40.646         308,906         36.750          279,300
  Corning Inc.                                 7,300         34.204         249,686         32.000          233,600
  Crown Cork & Seal Co. Inc.                   2,200         36.245          79,739         41.750           91,850
  CSX Corp.                                    3,000         37.310         111,930         45.625          136,875
  Emerson Electric Company                     3,400         55.546         188,857         81.750          277,950
  Kirby Corp.                                 23,500         16.550         388,918         16.250          381,875
  Santa Fe Pacific Gold Corp.                 20,100         12.409         249,426         12.125          243,712
  Union Pacific Corp.                          3,500         59.406         207,920         66.000          231,000
  Zero Corp.                                  20,200         13.742         277,580         17.750          358,550
                                                                        -----------                     -----------

      Total industrials                                                   2,855,598                       3,180,557
                                                                        -----------                     -----------

Materials:
  Champion International Corp.                 3,200         30.074          96,236         42.000          134,400
  DuPont (E.I.) DeNemours & Company            6,300         54.403         342,736         69.875          440,212
  Hercules, Inc.                               9,300         31.730         295,091         56.375          524,287
  Material Sciences Corp.                     19,750         12.227         241,489         14.875          293,781
  Newmont Mining Company                       7,666         40.824         312,956         45.375          347,845
  Olin Corp.                                   5,000         69.191         345,953         74.250          371,250
  Placer Dome Inc.                             9,000         23.042         207,380         24.125          217,125
  Potash Corp. Saskatchewan Inc.               7,700         27.433         211,232         70.875          545,738
  RTZ Place Sponsored ADR                      3,800         52.844         200,806         57.500          218,500
                                                                        -----------                     -----------

      Total materials                                                     2,253,879                       3,093,138
                                                                        -----------                     -----------

                                                                      Schedule I
                                                                     (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

Schedule of Assets Held for Investment
December 31, 1995



                                           Number of
                                           shares or
                                           principal                        Total               Current value
Name and title of issue                     amount        Unit cost         cost          Per unit         Total
-----------------------                     ------        ---------         ----          --------         -----

Common stock (continued)

Technology:
  AMP Inc.                                      5,800   $     31.220    $    181,075    $    38.250    $     221,850
  Continuum Company Inc.                       11,100         20.073         222,815         39.500          438,450
  Hewlett-Packard Co.                           2,200         31.370          69,014         83.750          184,250
  Micron Technology Inc.                        5,000         21.560         107,800         39.625          198,125
  Texas Instruments, Inc.                       3,800         35.562         135,135         51.500          195,700
                                                                         -----------                     -----------

      Total technology                                                       715,839                       1,238,375
                                                                         -----------                     -----------

Utilities:
  American Telephone & Telegraph Co.            5,300         46.268         245,220         64.750          343,175
  IPALCO Enterprises Inc.                       7,900         30.873         243,897         38.125          301,188
  PECO Energy                                   9,000         27.631         248,680         30.125          271,125
  Pub Svc Co. Colo                              9,000         29.885         268,968         35.375          318,375
  Union Electric Co.                            2,500         35.302          88,256         41.750          104,375
  U.S. West Communications Group                4,500         22.379         100,707         35.625          160,312
                                                                         -----------                     -----------

      Total utilities                                                      1,195,728                       1,498,550
                                                                         -----------                     -----------

          Total common stock                                             $36,061,617                     $60,674,151
                                                                         -----------                     -----------

                                                                      Schedule I
                                                                     (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

Schedule of Assets Held for Investment
December 31, 1995



                                                        Number of
                                                        shares or
                                                        principal                 Total                Current value
Name and title of issue                                  amount        Unit cost  cost      Per unit       Total
-----------------------                                  ------        ---------  ----      --------       -----

U.S. government and agency obligations

  U.S. Treasury note, 7.00%, due 09/30/96              $  50,000     $  99.710 $   49,855     101.250   $ 50,625
  U.S. Treasury note, 6.875%, due 10/31/96               350,000        99.406    347,922     101.281    354,484
  U.S. Treasury note, 7.25%, due 11/30/96                225,000        99.281    223,382     101.750    228,938
  Tennessee Valley Auth Pwr Bd, 6.00%,                   115,000       100.154    115,177     100.594    115,683
    due 01/15/97
  U.S. Treasury note, 8.125%, due 02/15/98               125,000        98.485    123,106     105.719    132,149
  U.S. Treasury note, stripped generic                   100,000        78.433     78,433      86.156     86,156
    coupon, due 11/15/98
  Federal Home Loan Mortgage Corp.,
    6.00%, due 05/15/99                                  202,046       101.297    204,666     100.480    203,016
  U.S. Treasury note, 8.00%, due 08/15/99                100,000        96.643     96,643     108.625    108,625
  U.S. Treasury note, 6.375%, due 01/15/2000             150,000        99.805    149,708     103.625    155,437
  U.S. Treasury note, 8.75%, due 08/15/2000              100,000       101.453    101,453     113.563    113,563
  U.S. Treasury note, 8.00%, due 05/15/2001              125,000        99.434    124,293     111.875    139,843
  U.S. Treasury note, 6.375%, due 08/15/2002             150,000        98.931    148,396     104.938    157,407
  U.S. Treasury note, 7.25%, due 08/15/2004              500,000        96.894    484,469     111.188    555,940
  U.S. Treasury note, 7.50%, due 02/15/2005              250,000       107.156    267,890     113.375    283,437
  U.S. Treasury note, 6.50%, due 05/15/2005               50,000        99.609     49,805     106.438     53,219
  U.S  Treasury note, 5.875%, due 11/15/2005             100,000       101.984    101,984     102.022    102,219
  Federal National Mortgage Association,
    5.50%, due 01/25/2013                                200,000        99.063    198,125      99.248    198,496
                                                                               ----------             ----------

      Total U.S. government and agency
        obligations                                                            $2,865,307             $3,039,237
                                                                               ----------             ----------

                                                                      Schedule I
                                                                     (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

Schedule of Assets Held for Investment
December 31, 1995



                                                        Number of
                                                        shares or
                                                        principal                        Total               Current value
Name and title of issue                                   amount       Unit cost         cost          Per unit         Total
-----------------------                                   ------       ---------         ----          --------         -----


Corporate bonds

  Lehman Bros. Holdings Inc., zero coupon
    note, due 05/16/97                               $     300,000   $     82.385    $    247,155    $    91.787    $     275,361
  Lehman Bros. Holdings Inc., zero coupon
    note, due 05/16/98                                      35,000         83.809          29,333         86.829           30,390
  Discover Card, 6.25%, due 08/15/98                       100,000         99.681          99,681        101.376          101,376
  Allied Corp zero coupon note, due 09/15/98               100,000         84.859          84,859         84.588           84,588
  PepsiCo, Inc. note, 7.625%, due 11/01/98                  50,000         99.758          49,879        105.578           52,789
  Norwest Finl Inc, 8.375%, due 1/15/2000                  350,000        103.006         360,521        106.858          374,003
  Chrysler Financial Corp. notes, 6.625%,
    due 08/15/2000                                         300,000         96.235         288,705        102.549          307,647
  Citicorp Med Term note, 8.30%,
    due 11/23/2001                                         150,000        104.053         156,080        110.608          165,912
  Chase Manhattan Corp. sub-note, 9.05%,
    due 02/01/2002                                         150,000        100.000         150,000        103.470          155,205
  Ultramar CR Corp GTD note, 8.625%,
    due 07/01/2002                                         465,000        109.284         508,171        112.495          523,102
  Wal Mart Stores Inc. note, 6.50%,
    due 06/01/2003                                         100,000         99.626          99,626        102.648          102,648
  Boeing Co. note, 6.35%, due 06/15/2003                   301,000         93.874         282,561        102.528          308,609
  Hertz Corp. Senior note, 6.375%,
    due 10/15/2005                                         400,000         94.450         377,800        100.320          401,280
                                                                                      -----------                    ------------

    Total corporate bonds                                                            $  2,734,371                     $ 2,882,910
                                                                                      -----------                    ------------


Loans to participants

  7.00%-10.50%, fully secured by vested
    benefits, due 1996 through 2000                 $    2,648,774            -      $  2,648,774            -        $ 2,648,774
                                                                                      -----------                    ------------


             Total investments                                                        $55,276,820                     $80,211,823
                                                                                      ===========                     ===========

                                                                     Schedule II


        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

Schedule of Transactions in Excess of 5% of Fair Value of Plan Assets For the Year Ended December 31, 1995



                                           Purchases                              Sales/distributions
                                   --------------------------    ------------------------------------------------------
                                     Number of                     Number of                                      Gain
Description of asset               transactions        Cost      transactions      Proceeds         Basis        (loss)
--------------------               ------------        ----      ------------      --------         -----        ------

Short-term investments:
   Vision Group of Funds, Inc.
   Money Market Fund                  416         $21,215,014        223          $20,712,474     20,712,474        -

Common stock:
   First Empire State Corporation      35           4,694,547         18            2,704,890      2,457,624    247,266